Exhibit 1(a)

                                     [SEAL]

                                STATE OF MARYLAND

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

                             301 West Preston Street

                                 Baltimore 21201

       THIS IS TO CERTIFY THAT the within instrument is a true copy of the

                            ARTICLES OF INCORPORATION

                                       OF

                              THE JAPAN FUND, INC.

as approved and received for record by the State Department of
Assessments and Taxation of Maryland,   August 10, 1961

at 11:30   o'clock A.M.

      As WITNESS my hand and official Seal of the said Department at Baltimore this 24th day of April, 1975.

                              /s/ Richard H. Keller
                              ---------------------------
                              RICHARD H. KELLER
                              SUPERVISOR-CHARTER DIVISION

                            ARTICLES OF INCORPORATION

                                       of

                              THE JAPAN FUND, INC.

                              --------------------

      This is to Certify:

     FIRST: We, the subscribers, PETER O. A. SOLBERT, JOHN M. BLEWER and JOSEPH
F. JOHNSTON, JR., the post offices address of all of whom is 15 Broad Street, New York 5, N.Y., all being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

     SECOND: The name of the corporation (hereinafter called the Corporation) is THE JAPAN FUND, INC.

     THIRD: The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

            (1) To hold, invest and reinvest its funds, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments [ILLEGIBLE] rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in [ILLEGIBLE] property or [ILLEGIBLE] created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, entities, governments or subdivisions thereof or other public authorities; and to exercise, as owner or holder of any securities, all rights, powers and privileges in [ILLEGIBLE] thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities; provided, however, that the Corporation shall not

                  (a) purchase any securities on margin;

                  (b) participate on a joint or joint and several basis in any trading account in any securities;


                  (c) contract to sell any security except to the extent that the same shall be owned by the Corporation;


                  (d) mortgage or pledge any of its property, real or personal;

                  (e) purchase the securities of any investment company or
            investment trust (as such terms may reasonably be understood by the Corporation], other than the Corporation, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission or except when such purchase though not made in the open market is part of a plan of merger or consolidation;

                  (f) purchase or retain in the portfolio of the Corporation the securities of any person, firm, association, corporation, syndicate, combination or organization if, to the knowledge of the Corporation, any officer or director of the Corporation, any person or organization which [ILLEGIBLE] investment advisor of the Corporation (which term "investment advisor" shall for the purposes of these Articles have the meaning of such term as defined in the United States Investment Company Act of 1940), or any officer, director, partner or trustee of, or person owning of record more than 10% of the stock of, any such investment advisor, owns beneficially more than 1/2 of 1% of the outstanding securities of any class of such [ILLEGIBLE] and the persons or organizations so owning more than 1/2 of 1% of such securities together own beneficially more than 5% of such securities. The Corporation shall be deemed to have complied with the provisions of this subdivision if within ten days after the end of each calendar quarter each officer and director of the Corporation, each [ILLEGIBLE] Corporation, and each officer, director, partner [ILLEGIBLE] or person owning of record more than 10% of the stock of, any such investment advisor, is furnished with a complete list of the securities held by the Corporation as of the last Friday of such quarter and is requested to advise the Corporation promptly, in the event that he or it owns beneficially more than 1/2 of 1% of the outstanding securities of any class of any issuer whose securities appeal on such list, as to the number or principal amount of securities so owned by him and if the Corporation thereafter disposes of all securities of any issuer which, on the basis of information so received, the Corporation is prohibited from retaining by the provisions of this subdivision; such disposal to take place as soon as may be practicable in view of market conditions and the possibility of loss which might result from immediate disposal, but in any event not more than thirty days after the existence of such ownership in excess of 5% has been so ascertained by the Corporation;

                  (g) underwrite the sale of, or participate in any underwriting or selling group in connection with the public distribution of, any securities, provided, however, that this provision shall not be construed to prevent or limit in any manner the right of the Corporation to purchase securities for its investment portfolio, whether or not such purchase might be deemed to make the Corporation an underwriter or a participant in any such underwriting or selling group;

                  (h) purchase any commodities or commodity contracts;

                  (i) purchase any real estate, other than real estate deemed by the Board of Directors to be necessary and convenient for the operation of the affairs of the Corporation; provided, however, that the Corporation may purchase, acquire and invest in securities of real estate companies or other companies owning or investing in real estate;

                  (j) purchase the securities of any one issuer if, upon such purchases, the Corporation would own more than 10% of any class of the outstanding securities of such issuer; provided that for the purpose of this restriction, all kinds of securities of an issuer representing debt shall be deemed to constitute a single class, and all kinds of stock of an issuer preferred over common stock as to dividends or in liquidation shall be deemed to constitute a single class;

                  (k) purchase any securities of any one issuer (except
            Government securities as defined in the Investment Company Act of

            1940) if upon any such purchase more than 5% of the total assets of the Corporation (as determined in good faith by the Corporation) would consist of the securities of such issuer;

                  (l) make any investment which involves promotion or business management by the Corporation or which would subject the Corporation to unlimited liability or for the purpose of exercising control or management; or

                  (m) invest in the securities of issuers which have been in operation for less than 3 years (including the operations of predecessor companies) if such investment at the time thereof would cause more than 5% of the total assets of the Corporation (as determined in good faith by the Corporation) to be invested in securities of all such issuers.

            (2) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, or such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of Maryland, by the United States Investment Company Act of 1940, and by these Articles of Incorporation, as its Board of Directors may, and is hereby authorized to, determine; provided, however, that the Corporation shall not sell any shares of its capital stock (i) to any officer or director of the Corporation, (ii) to any person or organization furnishing advisory or supervisory services to the Corporation, or (iii) to any officer, director or partner of, or person owning of record 10% or more of the stock of, any person or organization furnishing advisory or supervisory services to the Corporation, unless (a) the sale is made to any such person or organization acting as underwriter in connection with the sale of capital stock issued by the Corporation, or
      (h) the sale is made at a price not less than the price then available to the public and the Corporation is advised that the purchase is being made for investment and that the purchaser will advise the Corporation of any sale of shares of the capital stock of the corporation made by the purchaser less than two months after the date of any purchase by the purchaser of shares of the capital stock of the Corporation.

            (3) To borrow money but only to the extent that such borrowings are undertaken as a temporary measure for extraordinary or emer-gency purposes, and then only in an aggregate amount not in excess of 10% of the total gross assets of the Corporation taken at cost.

            (4) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland, by the United States Investment Company Act of 1940, and by these Articles of Incorporation.

            (5) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange.

            (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

            (7) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers as a natural person could lawfully make, enter into, do or exercise.

            (8) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

      The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have the power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 1508 First National Bank Building, Baltimore 2. The Corporation's resident agent in charge of said principal office is United States Corporation Company, whose post office address in 1508 First National Bank Building, Baltimore 2, Maryland. Said resident agent is domiciled in the State of Maryland and actually resides therein.

      FIFTH:

            (1) The total number of shares which the Corporation has authority to issue is five million (5,000,000) shares of Common Stock of the par value of $1 each, all of one class, having an aggregate par value of $5,000,000.

            (2) At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation on the date, fixed in accordance with the By-Laws, for determination of stockholders entitled to vote at such meeting. If the By-Laws so provide, meetings of stockholders, whether annual or special, may be held outside the State of Maryland. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, stockholders holding a majority of the shares represented at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

            (3) Notwithstanding any provision of law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of capital stock of the Corporation entitled to be cast, to take or authorize any action, such action may be taken or authorized upon the concurrence of a majority of the aggregate votes entitled to be cast thereon, and any such action so taken or authorized shall be valid and effective.

            (4) No holder of any class of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or by any amendment hereto, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise), or any securities convertible into such shares of capital stock, other than such right, if any, as the Board of Directors, in its discretion, may determine.

            (5) All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

            (6) Any fractional share shall carry proportionally all the rights of a whole share, including the right to vote and to receive dividends.

      SIXTH: The number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualified are as follows:

                                 HAROLD L. BACHE

                               PETER O. A. SOLBERT

                                 NAOMICHI TOYAMA

However, the By-Laws of the Corporation may fix the number of directors at a number greater than that fixed in these Articles of Incorporation, and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within a limit specified in the By-Laws (provided that in no case shall the number of Directors be less than three) and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

      SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            (1) The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

            (2) The Board of Directors shall have power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by the Board of Directors one or more committees, each committee to consist of two or more members of the Board, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the laws of Maryland, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided that nothing herein shall be deemed to prohibit the designation of additional committees for and appropriate purposes.

            (3) The Board of Directors shall subject to the laws of Maryland, have power to determine from time to time whether and to what extent and what times and places and under what conditions and regulations and accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders.

            (4) Any director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

            (5) If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

            (6) In addition to the powers and authority hereinbefore or by statue expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation, and of the By-Laws of the Corporation.

            (7) Whenever the Corporation shall be entitled to vote as the owner of any security, such security may be voted (i) by the President or a Vice-President, or (ii) by such person or persons as may be thereunto authorized in any proxy or power of attorney signed by the President or a Vice-President, or (iii) by any person or persons thereunto authorized by the Board of Directors.

            (8)(a) The Corporation shall not purchase or sell any securities (other than the capital stock of the Corporation) from or to any of the following acting as principals, and shall not make any loan to (i) any officer or director of the Corporation, (ii) any partnership of which any officer or director of the Corporation is a member, (iii) any corporation or association of which any officer or director of the Corporation is an officer, director or trustee, (iv) any person or organization furnishing advisory or supervisory services to the Corporation, (v) any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, (vi) any partnership of which any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, is a member, or (vii) any corporation or association of which any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, is an officer, director or trustee; provided, however, that nothing contained in
      (iii) or (vii) shall prevent the purchase of additional securities from any corporation or association referred to in such clauses upon the exercise of rights issued to the Corporation as a part of a general offering to the holders of securities of such corporation or association. No person, partnership, association or corporation with which the Corporation may have a supervisory or advisory contract shall be paid any brokerage commission (other than with respect to securities issued by the Corporation) in the purchase or sale of securities for the account of the Corporation.

            (b) Subject only to the provisions of subparagraph (a) of this paragraph 8 and the provisions of the United State Investment Company Act of 1940, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or not a member of a partnership so interested.

          (c) Specifically, but without limitation of the foregoing, the Corporation may enter into an advisory or supervisory contract and other contracts with, and may otherwise do business with, the firm of The Nikko Securities Co., Ltd. notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of said corporation and officers of the Corporation may have been or may be or become directors, officers or employees of said corporation, and notwithstanding that said corporation (or its affiliated corporations) may act as investment advisor to United States or foreign investment companies investing in securities similar to or identical with those owned by the Corporation and may at or about the same time recommend the purchase or sale of the same securities to the Corporation and such other investment companies, provided, however, that in all such situations advice given by said corporation to the Corporation shall be fair and reasonable by comparison with advice given by said corporation (or its affiliated corporations) to such other investment companies, and in the absence of fraud the Corporation and said corporation may deal freely with each other, and neither such advisory or supervisory contract nor any other contract or transaction between the Corporation and said corporation shall be invalidated or in any manner affected thereby, nor shall any director or officer of the corporation be liable to the Corporation or to any stockholder or creditor thereof provided or to any other person for any loss incurred by it or him under or by reason of any such contract or transaction; that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair at the time at which it was entered into.

            EIGHTH: Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payment made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon receipt by the Corporation of a written opinion of independent counsel selected by the Board of Directors, or the adoption by a majority of the entire Board (in which majority there shall not be included any director who shall have or shall at any time have had any financial interest adverse to the Corporation in such action, suit or proceeding or the subject matter or outcome thereof) of a resolution, to the effect that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnity provided herein shall, in the event of the settlement of any such action, suit or proceeding, not exceed the costs and expenses (including attorneys' fees) which would reasonably have been incurred if such action, suit or proceeding had been litigated to a final conclusion. Such a determination by independent counsel or by the Board of Directors and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the director or officer was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other right to which the officers and directors may be entitled according to law.

            NINTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amend-ment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article NINTH.

            IN WITNESS WHEREOF, we have signed these ARTICLES OF INCORPORATION on this 8th day of August, 1961.

                              /s/ Peter O.A. Solbert  (L.S.)
                              ----------------------------------
                              Peter O.A. Solbert

                              /s/ John M. Blewer  (L.S.)
                              ----------------------------------
                              John M. Blewer

                              /s/ Joseph F. Johnston, Jr.  (L.S)
                              ----------------------------------
                              Joseph F. Johnston, Jr.

STATE OF NEW YORK    }
                     } ss.:
COUNTY OF NEW YORK   }

      This is to certify that on this 9th day of August, 1961, before me, the subscriber, a Notary Public of the State of New York, personally appeared PETER
O. A. SOLBERT, JOHN M. BLEWER and JOSEPH F. JOHNSTON, JR., and severally acknowledged the foregoing Articles of Incorporation to be their act.

      Witness my hand and Notarial Seal the day and year last above written.

      (SEAL)                  /s/ Rose P. Eckert
                              --------------------
                              Notary Public
                              [Notary stamp of Rose P. Eckert]

                              [NOTARIAL SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                              THE JAPAN FUND, INC.

approved and received for record by the State Department of Assessments and Taxation of Maryland August 10, 1961, at 11:30 A.M. as in conformity with law and ordered recorded.

A 11485

                             -----------------------

      Recorded in [ILLEGIBLE] folio 201, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                            ------------------------

[ILLEGIBLE] tax paid $390.00 Recording fee paid $26.00.

                            -------------------------

To the clerk of the Superior Court of Baltimore City

      IT IS HEREBY CERTIFIED [ILLEGIBLE] within instrument, together with all attachments has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

      AS WITNESS my hand and seal of the said Department at Baltimore

STATE OF NEW YORK    }
                     } ss.:
COUNTY OF NEW YORK   }

      BE IT REMEMBERED that on this 23rd day of March, 1962, personally came before me ROBERT L. GARNER, who acknowledged that he is President of The Japan Fund, Inc., that he executed the foregoing Article of Amendment and that the statements contained therein are true.

      (SEAL)                  /s/ Rose P. Eckert
                              --------------------
                              Notary Public
                             [Notary stamp of Rose P. Eckert]

                              [NOTARIAL SEAL]

                                   CERTIFICATE

      I, HARRY G. A. SEGGERMAN, hereby certify that I am the Secretary of the Japan Fund, Inc.; that the seal of such corporation was affixed by me to the foregoing Article of Amendment and is hereby attested by me to be the true seal of such corporation; that I was the secretary of the meeting of the Board of Directors of such corporation held on March 9, 1962; that at said meeting the amendment set forth in the foregoing Article of Amendment was approved by a majority of the entire Board of Directors; and that there were at the time of such adoption no shares of stock entitled to vote the [ILLEGIBLE]

                                    /s/ Harry G. A. Seggerman
                                    --------------------------
                                    Harry G. A. Seggerman

STATE OF NEW YORK    }
                     } ss.:
COUNTY OF NEW YORK   }

      BE IT REMEMBERED that on this 23rd day of March, 1962, personally came before me HARRY G. A. SEGGERMAN, who acknowledged that he is Secretary of The Japan Fund, Inc., that he executed the foregoing Article of Amendment and that the statements contained therein are true.

      (SEAL)                  /s/ Rose P. Eckert
                              ------------------
                                 Notary Public

                              [Notary stamp of Rose P. Eckert]

                              [NOTARIAL SEAL]